Exhibit 99.1

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE THREE MONTHS ENDED MARCH 31, 2013, 2012 AND 2011

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$856,794	$125,210	$(396)	$981,608	$826,885	$117,302	$(369)	$943,818	$758,889	$102,342	$(488)	$860,743

Operating expenses:
Salaries, wages and employee benefits	206,607	19,878	—	226,485	200,135	18,991	—	219,126	195,476	17,423	—	212,899
Operating supplies and expenses	60,665	11,402	—	72,067	55,042	10,927	—	65,969	57,104	10,965	—	68,069
Fuel	151,882	16,234	—	168,116	153,003	16,291	—	169,294	150,281	15,604	—	165,885
Purchased transportation	244,817	47,525	(186)	292,156	233,202	44,447	(219)	277,430	194,037	36,539	(346)	230,230
Rental expense	29,251	11,393	(21)	40,623	23,499	9,689	(30)	33,158	17,989	10,052	(21)	28,020
Insurance and claims	27,771	3,956	(189)	31,538	30,580	3,709	(120)	34,169	22,725	3,411	(121)	26,015
Depreciation and amortization of property and equipment	50,332	4,538	—	54,870	50,394	4,798	—	55,192	50,358	2,716	—	53,074
Amortization of intangibles	4,204	—	—	4,204	4,303	—	—	4,303	4,727	—	—	4,727
Impairments	—	—	—	—	1,065	—	—	1,065	—	—	—	—
Gain on disposal of property and equipment	(2,354)	(494)	—	(2,848)	(4,390)	(129)	—	(4,519)	(2,255)	(137)	—	(2,392)
Communication and utilities	6,092	473	—	6,565	6,246	483	—	6,729	6,460	556	—	7,016
Operating taxes and licenses	15,540	2,574	—	18,114	15,904	2,425	—	18,329	15,258	2,338	—	17,596

Total operating expense	794,807	117,479	(396)	911,890	768,983	111,631	(369)	880,245	712,160	99,467	(488)	811,139

Operating income	61,987	7,731	—	69,718	57,902	5,671	—	63,573	46,729	2,875	—	49,604

Other (income) expenses:
Interest expense	25,574	788	—	26,362	32,776	1,077	—	33,853	37,501	724	—	38,225
Derivative interest expense	562	—	—	562	2,545	—	—	2,545	4,680	—	—	4,680
Interest income	(573)	(18)	—	(591)	(397)	(21)	—	(418)	(467)	(12)	—	(479)
Loss on debt extinguishment	5,044	—	—	5,044	20,940	—	—	20,940	—	—	—	—
Gain on sale of real property	(6,078)	—	—	(6,078)	—	—	—	—	—	—	—	—
Other	(496)	(64)	—	(560)	(602)	(127)	—	(729)	(511)	(93)	—	(604)

Total other (income) expenses, net	24,033	706	—	24,739	55,262	929	—	56,191	41,203	619	—	41,822

Income before income taxes	37,954	7,025	—	44,979	2,640	4,742	—	7,382	5,526	2,256	—	7,782
Income tax expense (benefit)	14,613	74	—	14,687	(3,548)	103	—	(3,445)	2,321	40	—	2,361

Net income	$23,341	$6,951	$—	$30,292	$6,188	$4,639	$—	$10,827	$3,205	$2,216	$—	$5,421

GAAP Diluted EPS	$0.17	$0.05 (d)		$0.21	$0.04	$0.03 (d)		$0.08	$0.02	$0.02 (d)		$0.04

Adjusted EPS (c)	$0.21	$0.03 (d)		$0.24	$0.14	$0.02 (d)		$0.16	$0.06	$0.01 (d)		$0.07

Diluted weighted average shares used in per share calculation	141,259	141,259 (d)		141,259	140,392	140,392 (d)		140,392	138,900	138,900 (d)		138,900

Operating Ratio	92.8%	93.8%		92.9%	93.0%	95.2%		93.3%	93.8%	97.2%		94.2%

Adjusted Operating Ratio (e)	90.4%	92.1%		90.6%	90.5%	93.8%		90.9%	91.8%	96.5%		92.3%

EBITDA	$118,053	$12,333		$130,386	$92,261	$10,596		$102,857	$102,325	$5,684		$108,009

Adjusted EBITDA (f)	$123,642	$12,393		$136,035	$115,533	$10,657		$126,190	$104,749	$5,719		$110,468

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the three months ended March 31, 2013, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the three months ended March 31, 2013, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the three months ended March 31, 2013, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the three months ended March 31, 2013, 2012 and 2011.